Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

Company Assumes Operation of Binion’s Gambling Hall & Hotel

CHESTER, WV — March 11, 2005 — MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the fourth quarter and fiscal year ended December 31, 2004.  See attached tables (including Reconciliation of Non-GAAP Financial Measures to GAAP).

For the fourth quarter, total revenues were $71.2 million, compared to $70.4 million in the 2003 period, while EBITDA was $12.3 million, compared to $12.6 million in the fourth quarter of 2003.  Net income increased 12% to $2.6 million or $.09 per diluted share, from $2.3 million or $.08 per diluted share in the final quarter of 2003.  The quarterly results include the following pre-tax items: a $726,000 reduction in depreciation relating to the updated valuation of Binion’s assets and liabilities, a loss of $332,000 related to the Company’s decision not to pursue relocating the planned Erie racetrack to an alternate site and a loss of $108,000 relating to its investment in the Minnesota racetrack/card room joint venture.  Net win from slot operations at Mountaineer was $57.8 million, producing net win-per-day-per-machine of $198 based on an average of 3,217 machines for the current quarter, which is comparable to $198 with an average of 3,224 machines in the fourth quarter of 2003.  EBITDA at Mountaineer increased 5% to $14.6 million in the fourth quarter from $13.9 million.

For fiscal 2004, total revenues were $315.2 million, up 7% from $293.6 million in 2003.  EBITDA also grew by 7% to $57.8 million from $53.8 million.  2004 net income was $14.5 million or $.50 per diluted share, compared to $15.1 million or $.53 per diluted share in the prior year, which included a $432,000 pre-tax gain on the disposal of property.  Net win from slot operations at Mountaineer increased 6% to $258.7 million, producing net win-per-day-per-machine of $220 based on an average of 3,219 machines, compared to $214 with an average of 3,140 machines in 2003.  2004 EBITDA at Mountaineer increased 8% to $65.8 million from $60.7 million.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “While the fourth quarter and full year financial results are consistent with our guidance, our performance continues to reflect the carrying costs of the numerous development opportunities on which we are focusing.”

Recent Business Development Highlights:

•                  The Pennsylvania Supreme Court’s December 30, 2004 favorable resolution of the last challenge to MTR’s racing license permits the Company to move forward with the development of Presque Isle Downs at its licensed site in Summit Township.  The Company expects to break ground in late Spring.

•                  In January of 2005, MTR’s 50% joint venture, North Metro Harness Initiative, was granted a license to build a racetrack in Columbus Township, Minnesota.  A public interest group has sought judicial review.  Minnesota’s licensed racetracks are permitted to operate a card room with up to 50 tables offering “non-banked” games (those in which the players play only against each other instead of against the house), subject to completion of the racetrack’s first 50-day live race meet and regulatory approval of a card room plan of operation.

•                  Yesterday marked the first day that MTR is independently operating its Binion’s facility in downtown Las Vegas following the conclusion of its joint operating agreement with Harrah’s.  The Company has renamed the facility “Binion’s Gambling Hall & Hotel.”  MTR is optimistic about the prospects for this landmark property and its other expansion opportunities, which leverage the Company’s expertise in the gaming and racino markets and should provide additional long-term value for MTR’s shareholders.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call and webcast focusing on the financial results and recent corporate developments at 10:00 a.m. ET on Friday, March 11, 2005.  Interested parties may participate in the call by dialing 706-679-0882 — please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be webcast live via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Gambling Hall & Hotel in Las Vegas, Nevada; and holds a license to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel wagering in Erie, Pennsylvania.  The Company also owns a 50% interest in the North Metro Harness Initiative, LLC, which has a license to construct and operate a harness racetrack 30 miles north of downtown Minneapolis (request for judicial review pending).  Additionally, the Company has entered into a definitive agreement to acquire a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, Michigan.  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, construction schedules for Presque Isle Downs, the construction of a racetrack and card room in Minnesota, and the prospects for our operation of Binion’s.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to favorable resolution of the pending legal challenge to North Metro Harness Initiative’s Minnesota racing license, successful completion of a 50-day race meet and regulatory approval of a card room plan of operations for the planned Minnesota racetrack, disruption in developing our planned Pennsylvania and Minnesota operations and other facilities we may expand and/or acquire, regulatory approval of our building plans for Presque Isle Downs, our compliance with environmental laws and potential exposure to environmental liabilities, successful transition and operation of Binion’s, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera (212) 836-9610
lbarbera@equityny.com
Loren G. Mortman (212) 836-9604

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues:
Gaming	$59,792,000	$59,401,000	$266,382,000	$251,220,000
Parimutuel commissions	2,964,000	3,147,000	13,550,000	11,341,000
Food, beverage and lodging	5,360,000	5,136,000	24,503,000	22,767,000
Other	3,102,000	2,750,000	10,787,000	8,278,000
Total revenues	71,218,000	70,434,000	315,222,000	293,606,000
Less promotional allowances	(1,153,000)	(1,239,000)	(4,618,000)	(4,999,000)
Net revenues	70,065,000	69,195,000	310,604,000	288,607,000

Costs of revenues:
Cost of gaming	35,272,000	35,499,000	160,207,000	153,183,000
Cost of parimutuel commissions	2,348,000	2,277,000	10,008,000	8,363,000
Cost of food, beverage and lodging	4,117,000	4,367,000	17,961,000	17,484,000
Cost of other revenues	1,948,000	2,125,000	8,512,000	7,745,000
Total cost of revenues	43,685,000	44,268,000	196,688,000	186,775,000

Gross profit	26,380,000	24,927,000	113,916,000	101,832,000

Selling, general and administrative expenses:
Marketing and promotions	1,866,000	1,629,000	9,791,000	7,381,000
General and administrative	12,231,000	10,716,000	46,331,000	40,629,000
Depreciation and amortization	4,740,000	5,316,000	21,192,000	18,692,000

Total selling, general and administrative expenses	18,837,000	17,661,000	77,314,000	66,702,000

Operating income	7,543,000	7,266,000	36,602,000	35,130,000

Other (expense) income:
Equity in loss of unconsolidated joint venture	(108,000)	-	(108,000)	-
(Loss) gain on disposal of property	(341,000)	-	(386,000)	432,000
Interest income	50,000	76,000	213,000	307,000
Interest expense	(3,287,000)	(3,549,000)	(13,599,000)	(11,896,000)

Income before provision for income taxes	3,857,000	3,793,000	22,722,000	23,973,000
Provision for income taxes	(1,287,000)	(1,504,000)	(8,267,000)	(8,833,000)

Net income	$2,570,000	$2,289,000	$14,455,000	$15,140,000

Net income per share:
Basic	$0.09	$0.08	$0.51	$0.54
Diluted	$0.09	$0.08	$0.50	$0.53

Weighted average number of shares outstanding:
Basic	28,575,920	27,828,024	28,449,152	27,813,232
Diluted	28,896,269	28,551,259	28,941,184	28,774,704

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
Net revenues:
Mountaineer Park	$65,642,000	$65,178,000	$291,515,000	$275,869,000
Scioto Downs	1,123,000	1,086,000	6,412,000	2,567,000
Speedway - Las Vegas	2,655,000	2,500,000	10,525,000	9,530,000
Binion's Horseshoe	642,000	-	2,140,000	-
Speakeasy - Reno	-	-	-	47,000
Corporate	3,000	431,000	12,000	594,000
Consolidated	$70,065,000	$69,195,000	$310,604,000	$288,607,000

EBITDA:
Mountaineer Park	$14,567,000	$13,883,000	$65,801,000	$60,674,000
Scioto Downs	(126,000)	(161,000)	(1,385,000)	(276,000)
Speedway - Las Vegas	211,000	109,000	877,000	110,000
Binion's Horseshoe	545,000	-	2,111,000	-
Speakeasy - Reno	-	(8,000)	-	(301,000)
Corporate	(2,914,000)	(1,241,000)	(9,610,000)	(6,385,000)
Consolidated	$12,283,000	$12,582,000	$57,794,000	$53,822,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(unaudited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA, a non-GAAP financial measure.

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
Mountaineer Park:
Operating income	$10,095,000	$9,449,000	$48,595,000	$44,752,000
Depreciation and amortization	4,472,000	4,434,000	17,206,000	15,922,000
EBITDA	$14,567,000	$13,883,000	$65,801,000	$60,674,000

Scioto Downs:
Operating loss	$(342,000)	$(378,000)	$(2,247,000)	$(637,000)
Depreciation and amortization	216,000	217,000	862,000	361,000
EBITDA	$(126,000)	$(161,000)	$(1,385,000)	$(276,000)

Speedway - Las Vegas:
Operating loss	$(109,000)	$(249,000)	$(385,000)	$(1,209,000)
Depreciation and amortization	320,000	358,000	1,262,000	1,319,000
EBITDA	$211,000	$109,000	$877,000	$110,000

Binion's Horseshoe:
Operating income	$1,068,000	$-	$1,436,000	$-
Depreciation and amortization	(523,000)	-	675,000	-
EBITDA	$545,000	$-	$2,111,000	$-

Speakeasy - Reno:
Operating loss	$-	$(8,000)	$-	$(320,000)
Depreciation and amortization	-	-	-	19,000
EBITDA	$-	$(8,000)	$-	$(301,000)

Corporate:
Operating loss	$(3,169,000)	$(1,548,000)	$(10,797,000)	$(7,456,000)
Depreciation and amortization	255,000	307,000	1,187,000	1,071,000
EBITDA	$(2,914,000)	$(1,241,000)	$(9,610,000)	$(6,385,000)

Consolidated:
Operating income	$7,543,000	$7,266,000	$36,602,000	$35,130,000
Depreciation and amortization	4,740,000	5,316,000	21,192,000	18,692,000
EBITDA	$12,283,000	$12,582,000	$57,794,000	$53,822,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	December 31 2004	December 31 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$22,443,000	$26,796,000
Restricted cash	604,000	820,000
Accounts receivable, net of allowance for doubtful accounts of $91,000 in 2004 and $152,000 in 2003	4,417,000	6,957,000
Accounts receivable - West Virginia Lottery Commission	-	859,000
Inventories	2,877,000	2,664,000
Deferred financing costs	1,469,000	1,412,000
Prepaid taxes	505,000	3,071,000
Deferred income taxes	962,000	1,176,000
Other current assets	2,262,000	2,745,000
Total current assets	35,539,000	46,500,000

Property and equipment:
Land	34,731,000	13,286,000
Building	157,843,000	148,050,000
Equipment and automobiles	77,037,000	67,579,000
Furniture and fixtures	16,252,000	15,221,000
Construction in progress	10,082,000	11,045,000
	295,945,000	255,181,000
Less accumulated depreciation	(73,403,000)	(55,375,000)
	222,542,000	199,806,000

Other assets:
Goodwill	1,492,000	1,492,000
Other intangibles	14,285,000	13,789,000
Note receivable	2,172,000	2,215,000
Deferred income taxes	3,851,000	2,256,000
Deferred financing costs, net of current portion	4,775,000	6,052,000
Deposits and other	15,371,000	8,431,000
	41,946,000	34,235,000
Total assets	$300,027,000	$280,541,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,966,000	$4,591,000
Accounts payable - West Virginia Lottery Commission	677,000	-
Accrued payroll and payroll taxes	2,308,000	2,340,000
Accrued interest	3,244,000	3,296,000
Accrued liabilities	6,258,000	6,136,000
Current portion of capital leases	1,792,000	5,125,000
Current portion of long-term and other debt	383,000	975,000
Total current liabilities	17,628,000	22,463,000

Capital lease obligations, net of current portion	4,000	1,799,000
Long-term and other debt, less current portion	133,133,000	133,295,000
Deferred leasehold obligation	5,177,000	-
Long-term deferred compensation	5,710,000	3,127,000
Deferred income taxes	15,121,000	14,216,000
Total liabilities	176,773,000	174,900,000

Shareholders' equity:
Common stock	-	-
Paid in capital	61,892,000	58,469,000
Retained earnings	61,362,000	47,172,000
Total shareholders' equity	123,254,000	105,641,000
Total liabilities and shareholders' equity	$300,027,000	$280,541,000

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